UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ENGAGE MOBILITY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-169802	45-4632256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Walnut Street

Kansas City, MO 64106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407)329-7404

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 20, 2014 the Company determined that the financial statements on its Quarterly Reports on Form 10-Q for the periods ended December 31, 2013 and March 30, 2014, could no longer be relied on. The Company determined that $450,000 and $300,000 previously recognized as revenue should have been recorded as a liability at March 31, 2014 and December 31, 2013, respectively. The adjustment to correct this resulted in the recording of a liability of $450,000 at March 31, 2014, and $300,000 at December 31, 2013, and a reduction of revenue and increase in the net loss for the nine months and six months ended March 31, 2014 and December 31, 2013, of $450,000 and $300,000, respectively.

The Company shall to restate the previously issued financial statement for the periods ended December 31, 2013 and March 30, 2014 in a Quarterly Report on Form 10-Q/A.  The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

The company has discussed the matters mentioned herein with Kingery & Crouse, P.A., the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engage Mobility, Inc.

Date: October 23, 2014	By:	/s/ Douglas S. Hackett
Douglas S. Hackett
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
(Duly Authorized Officer and Principal Executive Officer)